Independent Auditors' Consent

The Board of Trustees
Oppenheimer Quest Capital Value Fund, Inc.


We hereby consent to the use in this Registration Statement of Oppenheimer Quest Capital Value Fund, Inc. of our report dated November 21, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the heading "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.

/s/ KPMG LLP
--------------------------------
KPMG LLP

Denver, Colorado
February 6,2001

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 19, 1999, relating to the financial statements and financial highlights of Oppenheimer Quest Capital Value Fund, Inc., which appear in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
February 7, 2001